    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1996
                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                            HEALTHCOR HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                                 75-2294072
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                          5720 LBJ FREEWAY, SUITE 550
                              DALLAS, TEXAS 75240
                                 (214) 233-7744
          (Address of principal executive offices, including zip code)
                               -----------------


                HEALTHCOR HOLDINGS, INC. 1989 STOCK OPTION PLAN

             HEALTHCOR HOLDINGS, INC. 1996 LONG-TERM INCENTIVE PLAN


                           (Full title of the plans)


                                S. WAYNE BAZZLE
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                          5720 LBJ FREEWAY, SUITE 550
                              DALLAS, TEXAS 75240
                                 (214) 233-7744
           (Name, address and telephone number of agent for service)

                                    copy to:

                                 JIM A. WATSON
                             VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                                2001 ROSS AVENUE
                            DALLAS, TEXAS 75201-2975
                                 (214) 220-7700

                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------
           TITLE OF                         PROPOSED MAXIMUM  PROPOSED MAXIMUM
       SECURITIES TO BE      AMOUNT TO BE    OFFERING PRICE       AGGREGATE           AMOUNT OF
          REGISTERED          REGISTERED       PER SHARE*      OFFERING PRICE*    REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------
 Common Stock, $.01 par
 value per share . . . . .  625,000 shares      $10.1875         $6,367,188            $2,196
- ----------------------------------------------------------------------------------------------------

   * Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock reported on The Nasdaq National Market on August 21, 1996.


================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed with the Securities and Exchange Commission (the "Commission") by HealthCor Holdings, Inc., a Delaware corporation (the "Company'), and are incorporated herein by reference and made a part hereof:

         (a) The Company's prospectus dated August 8, 1996, as filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act") on August 12, 1996; and

         (b) The description of the Common Stock contained in the Company's Form 8-A, dated June 18, 1996, for registration of the Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Eighth of the Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors to the maximum extent allowed by the Delaware General Corporation Law. Pursuant to
Section 145 of the Delaware General Corporation Law, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers. Additionally, Article Eighth of the Certificate of Incorporation provides that, in the event that an officer or director files suit against the Company seeking indemnification of liabilities or expenses incurred, the burden will be on the Company to prove that the indemnification would not be permitted under the Delaware General Corporation Law.

        The preceding discussion of the Company's Certificate of Incorporation and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and Section 145 of the Delaware General Corporation Law.

         The Company has entered into indemnity agreements with its directors and officers. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

     4.1    --   HealthCor Holdings, Inc.  1989 Stock Option Plan dated October 18, 1989
                 (incorporated by reference to Exhibit 10.2 to the Company's Registration
                 Statement on Form S-1 dated August 8, 1996, File No. 333-5779)

     4.2    --   HealthCor Holdings, Inc. 1996 Long-Term Incentive Plan dated June 24, 1996
                 (incorporated by reference to Exhibit 10.3 to the Company's Registration
                 Statement on Form S-1 dated August 8, 1996, File No. 333-5779)

     4.4    --   Specimen of Common Stock Certificate (incorporated by reference to Exhibit
                 4.1 to the Company's Registration Statement on Form S-1 dated August 8,
                 1996, File No. 333-5779)

     5.1*   --   Opinion of Vinson & Elkins L.L.P.

    23.1*   --   Consent of Arthur Andersen LLP

    23.2*   --   Consent of Bell & Company

    23.3*   --   Consent of Ifft & Barber, Chartered

    23.4*   --   Consent of Vinson & Elkins L.L.P. (included in its opinion filed as
                 Exhibit 5.1 hereto)

    24.1*   --   Power of Attorney (see signature pages hereto)

- ---------------------------

*Filed Herewith


ITEM 9.  UNDERTAKINGS.

     The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 (Section 239.13 of this chapter) or Form S-8 (Section 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing on an employee benefit plan's annual report pursuant to
     Section 15(d) of the Exchange Act)that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 28th day of August, 1996.

                            HEALTHCOR HOLDINGS, INC.



                                 By:  /s/ S. Wayne Bazzle
                                      -----------------------------------------
                                      S. Wayne Bazzle
                                      Chairman of the Board and Chief Executive
                                      Officer

     Each person whose signature appears below authorizes S. Wayne Bazzle and Cheryl C. Bazzle, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Company and to file any amendments to this Registration Statement necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

             Signature                                     Capacity                            Date
             ---------                                     --------                            ----
/s/ S. Wayne Bazzle                       Chairman of the Board and Chief Executive       August 28, 1996
- ------------------------------------                       Officer
     S. Wayne Bazzle                            (Principal Executive Officer)


/s/ Cheryl C. Bazzle                         President, Chief Operating Officer           August 28, 1996
- ------------------------------------                     and Director
     Cheryl C. Bazzle


/s/ Susan L. Belske                              Vice President and Treasurer             August 28, 1996
- ------------------------------------     (Principal Financial and Accounting Officer)
     Susan L.Belske


- ------------------------------------                       Director                       August 28, 1996
     Michael J. Foster


/s/ Robert B. Crates
- ------------------------------------                       Director                       August 28, 1996
     Robert B. Crates

                                 EXHIBIT INDEX


EXHIBIT                                     DESCRIPTION OF EXHIBIT
- -------                                     ----------------------
     4.1    --   HealthCor Holdings, Inc.  1989 Stock Option Plan dated October 18, 1989
                 (incorporated by reference to Exhibit 10.2 to the Company's Registration
                 Statement on Form S-1 dated August 8, 1996, File No. 333-5779)

     4.2    --   HealthCor Holdings, Inc. 1996 Long-Term Incentive Plan dated June 24, 1996
                 (incorporated by reference to Exhibit 10.3 to the Company's Registration
                 Statement on Form S-1 dated August 8, 1996, File No. 333-5779)
     4.4    --   Specimen of Common Stock Certificate (incorporated by reference to Exhibit
                 4.1 to the Company's Registration Statement on Form S-1 dated August 8,
                 1996, File No. 333-5779)

     5.1*   --   Opinion of Vinson & Elkins L.L.P.

    23.1*   --   Consent of Arthur Andersen LLP

    23.2*   --   Consent of Bell & Company

    23.3*   --   Consent of Ifft & Barber, Chartered

    23.4*   --   Consent of Vinson & Elkins L.L.P. (included in its opinion filed as
                 Exhibit 5.1 hereto)

    24.1*   --   Power of Attorney (see signature pages hereto)


- -----------------------------

*Filed Herewith